Exhibit 99.1

RiceBran Technologies Reports 34% Increase in Third Quarter Revenue

Turnaround Continues with Year-Over-Year Improvement in All Key Financial Measures Key Milestones Achieved in New Product Development and Enhancing Sales and Distribution Management Affirms Outlook for Continued Improvement in Operating and Financial Results

TOMBALL, Texas, October 27, 2021 — RiceBran Technologies (NASDAQ: RIBT), a global leader in the development and production of critical nutritional and functional ingredients derived from small and ancient grains for the healthy food, nutraceutical, pet care and animal feed markets, today announced financial results for the three and nine months ended September 30, 2021.

Summary Results ($000s)	3Q2021	3Q2020	% Chg.	Qual	YTD2021	YTD2020	% Chg.	Qual
Revenue	$6,909	$5,160	+34%	Improved	$23,088	$19,393	+19%	Improved
Gross Profit (Loss)	$(276)	$(795)	(65%)	Improved	$549	$(2,424)	NM	Improved
Operating Loss	$(2,077)	$(2,670)	(22%)	Improved	$(4,932)	$(9,464)	(48%)	Improved
Net Loss	$(2,213)	$(2,774)	(20%)	Improved	$(3,545)	$(9,756)	(64%)	Improved
Adjusted EBITDA (Loss)*	$(1,135)	$(1,822)	(38%)	Improved	$(2,122)	$(6,678)	(68%)	Improved

* Reconciliation of GAAP to Non-GAAP measures follows.

Third Quarter 2021 Operating Highlights

“Our ability to generate 34% year-over-year growth, and a significant reduction in adjusted EBITDA losses, against a backdrop of inflationary pressures and supply chain challenges indicates that we have successfully stabilized operations,” said RiceBran’s Executive Chairman Peter Bradley. “We are pressing forward with our strategy to shift the company to higher value-add specialty ingredients, and we achieved key milestones in the quarter in new product development. These initial successes reinforce our confidence in our strategy and enhance the prospects for continued top-line growth and a transition to sustainable profitability.”

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Significant year-over-year improvement in financial results. Total revenue was $6.9 million in the third quarter of 2021, a 34% increase from the third quarter of 2020. Gross loss was $276,000, compared to a gross loss of $795,000 a year ago. With SG&A of $1.8 million unchanged from the third quarter of 2020, operating loss in the quarter decreased to $2.1 million from $2.7 million, net loss improved to $2.2 million from $2.8 million, and adjusted EBITDA loss (non-GAAP) was $1.1 million, down from a loss of $1.8 million a year ago. Year-to-date, revenue grew 19% to $23.1 million, and adjusted EBITDA loss narrowed to $2.1 million from $6.7 million in the first nine months of 2020.

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Key milestones achieved in strategic shift to specialty ingredients. A portion of the capital raised in the third quarter is being used to enhance SRB derivative production. With previously secured higher levels of organic feedstock, this will allow RiceBran to address the growth in demand for organic SRB derivatives and prepare for incremental demand from new customers. Plant scale trials of new process technology aimed at delivering products with better flavor and nutritional profiles were also successfully completed in the third quarter, and funds raised in the third quarter will be used to support further product development.

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Strengthened balance sheet to support transition to profitability. RiceBran raised $3.6 million in gross proceeds in the third quarter of 2021 from the sale of shares of common stock under the ATM program and an offering that included the sale of shares of common stock, a warrant, and a prefunded warrant, ending the quarter with nearly $6.2 million in cash. Adjusted EBITDA (Non-GAAP) losses are expected to mitigate from second and third quarter levels with the growth in SRB derivative sales, increases in core-SRB pricing, and improved operations from Golden Ridge and MGI. With the expected reduction in adjusted EBITDA (Non-GAAP) losses, cash on hand will help support the company through its transition to positive adjusted EBITDA (Non-GAAP).

Third Quarter 2021 Financial Highlights

“Year-to-date, total revenue has grown 19% to over $23 million, and adjusted EBITDA losses have narrowed to $2.1 million from $6.7 million in first nine months of 2020,” RiceBran’s CFO Todd Mitchell commented. “We continue to show strong year-over-year improvements in all key financial metrics even as we navigate inflationary pressures, supply chain disruptions, and logistics challenges. While these dynamics are not likely to abate in the near-term, and could weigh on fourth quarter results, our underlying business is strengthening, and we remain confident in our ability to execute through this period towards our goal of achieving improved results.”

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Total revenue grew 34% year-over-year to $6.9 million. Total revenue grew by $1.7 million to $6.9 million, from $5.2 million in the third quarter of 2020. This 34% increase was underpinned by strong growth at Golden Ridge. Total revenue was down by $665,000 from $7.6 million in the second quarter of 2021 due to logistical challenges in our core-SRB operations and unplanned downtime at MGI. Year-to-date, revenue grew by $3.7 million to $23.1 million, a 19% increase from $19.4 million in the first nine months of 2020.

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Gross loss improved to $276,000 from $795,000 a year ago. The year-over-year reduction in gross loss was driven by improved results at Golden Ridge and strong growth in higher margin SRB derivatives sales. Gross margin in the quarter was negatively impacted by lower core-SRB volumes, higher raw material and freight costs, and unplanned downtime at MGI. Year-to-date, gross profit was $549,000, compared to a gross loss of $2.4 million in the first nine months of 2020.

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SG&A remains stable at $1.8 million in the quarter. SG&A was $1.8 million in the third quarter of 2021, compared to $1.8 million in the third quarter of 2020. With the year-over-year reduction in gross losses, operating loss narrowed to $2.1 million from $2.7 million a year ago, and net loss improved to $2.2 million from $2.8 million. Year-to-date, SG&A has been reduced to $5.5 million from $6.6 million in the first nine months of 2020, and net loss has improved to $3.5 million from $9.8 million in the first nine months of 2020.

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Adjusted EBITDA (Non-GAAP) loss drops to $1.1 million from $1.8 million a year ago. Adjusted EBITDA loss (Non-GAAP) narrowed year-over-year due to improved results from Golden Ridge and strong growth in higher margin SRB derivatives sales. Adjusted EBITDA loss in the quarter was negatively impacted by the same factors that weighed on gross profit. Year-to-date, adjusted EBITDA loss has narrowed to $2.1 million from $6.7 million in the first nine months of 2020.

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Balance sheet reinforced with $6.2 million in total cash and net cash (Non-GAAP) of $2.3 million. RiceBran ended the third quarter of 2021 with $6.2 million in cash, up from $4.0 million at the end of the second quarter. The increase was driven by the issuance and sales of common stock and warrants from a registered direct offering. As a result of this increase, net cash (Non-GAAP) grew to $2.3 million at the end of the third quarter of 2021 from net debt (Non-GAAP) of $198,000 at the end of the second quarter.

Full Year 2021 Outlook and Objectives

“Current trends point to strong top-line growth and a significant reduction in adjusted EBITDA losses for 2021,” said CFO Todd Mitchell. “However, we expect year-over-year growth in the fourth quarter to moderate from second and third quarter levels due to continued supply chain and logistics challenges and a tougher year-over-year comparison. Nevertheless, we remain optimistic that fourth quarter revenue will exceed third quarter levels and that we can return to positive gross margins. With SG&A expected to remain stable, a return to positive gross margins would imply a reduction in adjusted EBITDA losses in the fourth quarter from third quarter levels.”

Conference Call Information

RiceBran Technologies will host a conference call today, Wednesday, October 27, at 4:30 p.m. Eastern Time to discuss these results. The call information is as follows:

●	Date: October 27, 2021
●	Time: 4:30 p.m. Eastern Standard Time
●	Toll Free Dial-in number for US/Canada: 888-506-0062
●	Dial-In number for international callers: 973-528-0011
●	Participant Access Code: 603156
●	Webcast: https://www.ricebrantech.com/investors

Following the conclusion of the live call, a replay of the webcast will be available on the Investor Relations section of the Company's website for at least 90 days. A telephonic replay of the conference call will also be available from 7 p.m. EST on October 27, 2021 until 11:59 p.m. EST on November 10, 2021 by dialing 877-481-4010 (United States) or 919-882-2331 (international) and using the passcode 43350.

About RiceBran Technologies

RiceBran Technologies is a specialty ingredient company focused on the development, production, and marketing of products derived from traditional and ancient small grains. Notably, we are global leader in the production and marketing of stabilized rice bran (SRB), and high value-added derivative products derived from SRB, as well as a processor of rice, rice co-products, and barley and oat products. We create and produce products utilizing proprietary processes to deliver improved nutrition, ease of use, and extended shelf-life, while addressing consumer demand for all natural, non-GMO and organic products. The target markets for our products include food and animal nutrition manufacturers and retailers, as well as specialty food, functional food and nutritional supplement manufacturers and retailers, both domestically and internationally. More information can be found in the Company’s filings with the SEC and by visiting our website at http://www.ricebrantech.com.

Forward-Looking Statements

This release contains forward-looking statements, including, but not limited to, statements about RiceBran’s expectations regarding its future financial results, sales growth, Adjusted EBITDA (non-GAAP) improvements, and SG&A. These statements are made based upon current expectations that are subject to known and unknown risks and uncertainties, including the risks that operations are disrupted by the COVID-19 pandemic and timing of profitable operations. RiceBran Technologies does not undertake to update forward-looking statements in this news release to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking information. Assumptions and other information that could cause results to differ from those set forth in the forward-looking information can be found in RiceBran Technologies’ filings with the Securities and Exchange Commission, including its most recent periodic reports.

Use of Non-GAAP Financial Information

We utilize “adjusted EBITDA” “Net Cash” and “Net Debt” as supplemental measures in our ongoing analysis of short term and long-term cash requirement and liquidity needs. Management uses adjusted EBITDA as an indicator of our current financial performance. By eliminating the impact of all material non-cash charges as well as items that do not regularly occur, we believe that adjusted EBITDA provides a more accurate and informative indicator of our cash requirements. Adjusted EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), is not a measure derived in accordance with GAAP and should not be considered as an alternative to net income (the most comparable GAAP financial measure to adjusted EBITDA).

The tables below contain a reconciliation of net loss (GAAP) and adjusted EBITDA (non-GAAP) for the three and nine months ended September 30, 2021 and September 30, 2020, and for Net Cash (non-GAAP) and Net Debt (non-GAAP) for the periods ended September 30, 2021 and December 31, 2020. We do not provide a reconciliation of forward-looking net loss (GAAP) to adjusted EBITDA (non-GAAP). Due to the nature of certain reconciling items, it is not possible to predict with any reliability what future outcomes may be with regard to the expense or income that may ultimately be recognized in future periods. Any forward-looking adjusted EBITDA information that we may provide from time to time consistently excludes the same items from projected net loss that are excluded from actual net loss in the table below.

Investor Contact

Rob Fink / Matt Chesler, CFA

FNK IR

ribt@fnkir.com

646.809.4048 / 646.809.2183

RiceBran Technologies
Consolidated Income Statement (Unaudited) (GAAP)
(in $000, except per share amounts)

	3 Months Ended			9 Months Ended
	9/30/21	9/30/20	% Chg.	9/30/21	9/30/20	% Chg.

Revenue	$6,909	$5,160	34%	$23,088	$19,393	19%
Cost of Goods Sold	(7,185)	(5,955)	21%	(22,539)	(21,817)	3%
Gross Profit (Loss)	$(276)	$(795)	(65%)	$549	$(2,424)	NM
Gross Margin	(4%)	(15%)		2%	(12%)

Selling, General & Admin.	(1,802)	(1,777)	1%	(5,476)	(6,634)	(17%)
Gain (Loss) on PP&E	1	(98)	NM	(5)	(406)	(99%)
Operating Loss	$(2,077)	$(2,670)	(22%)	$(4,932)	$(9,464)	(48%)

Interest Expense	(121)	(70)	73%	(352)	(176)	100%
Gain on extinguishment of PPP debt	-	-	NM	1,792	-	NM
Other Expense	(15)	(26)	(42%)	(52)	(108)	(52%)
Loss Before Income Taxes	(2,213)	(2,766)	(20%)	(3,544)	(9,748)	(64%)

Income Taxes	-	(8)	NM	(1)	(8)	(88%)
Net Loss	$(2,213)	$(2,774)	(20%)	$(3,545)	$(9,756)	(64%)

Basic & Diluted Loss per Share:	$(0.05)	$(0.07)	(29%)	(0.08)	(0.24)	(67%)

Weighted Average Shares Outstanding:
Basic & Diluted	47,457	40,824	16%	46,319	40,280	15%

RiceBran Technologies
EBITDA and Adjusted EBITDA Reconciliation (Unaudited) (Non-GAAP)
(in $000)

	3 Months Ended			9 Months Ended
	9/30/21	9/30/20	% Chg.	9/30/21	9/30/20	% Chg.

Net Loss	$(2,213)	$(2,774)	(20%)	$(3,545)	$(9,756)	(64%)
Gain on PPP debt (exclusion)	-	-	NM	(1,792)	-	NM
Interest Expense	121	70	73%	352	176	100%
Depreciation and Amortization	650	703	(8%)	1,971	1,977	(0%)
EBITDA	$(1,442)	$(2,001)	(28%)	$(3,014)	$(7,603)	(60%)

Other Expense	15	26	(42%)	52	108	(52%)
Share-Based Compensation	292	153	91%	840	817	3%
Adjusted EBITDA	$(1,135)	$(1,822)	(38%)	$(2,122)	$(6,678)	(68%)

RiceBran Technologies
Consolidated Statement of Cash Flows (Unaudited)
(in $000)

	3 Months Ended		9 Months Ended
	9/30/21	9/30/20	9/30/21	9/30/20
Cash Flow from Operations
Net Loss	$(2,213)	$(2,774)	$(3,545)	$(9,756)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	602	647	1,821	1,804
Amortization	48	56	150	173
Share-Based Compensation	292	153	840	817
Loss on disposition / involuntary conversion of PP&E	2	97	5	406
Gain on extinguishment of PPP debt	-	-	(1,792)	-
Other	40	89	67	(18)
Changes in operating assets and liabilities
Accounts Receivable	(280)	270	(18)	1,360
Inventories	(337)	344	(295)	(767)
Accounts Payable	397	(450)	594	(651)
Commodities Payable	575	356	619	(275)
Other	293	355	(431)	(321)
Net Cash Flow from Operations	$(581)	$(857)	$(1,985)	$(7,228)

Cash Flow from Investing
Purchases of PP&E	(647)	(217)	(1,187)	(1,060)
Proceeds from insurance on involuntary conversion	375	250	638	250
Proceeds from sale of property	-	15	-	15
Net Cash Flow from Investing	$(272)	$48	$(549)	$(795)

Cash Flow from Financing
Proceeds from Warrants Exercised	-	-	$171	$12
Proceeds from issuances of common stock and warrants	$3,372	$657	$3,372	$657
Net Change in Debt	$(341)	$695	(84)	2,800
Net Cash Flow from Financing	$3,031	$1,352	$3,459	$3,469

Net Change in Cash	$2,178	$543	$925	$(4,554)

BOP Cash Balance	4,010	3,347	5,263	8,444
Net Change in Cash	2,178	543	925	(4,554)
EOP Cash Balance	$6,188	$3,890	$6,188	$3,890

RiceBran Technologies
Consolidated Balance Sheets (Unaudited)
(in $000)

	Period Ended
	9/30/21	12/31/20
Assets

Cash and Cash Equivalents	$6,188	$5,263
Accounts Receivable, net	2,825	2,819
Inventories	2,173	1,878
Other Current Assets	1,175	1,380
Total Current Assets	$12,361	$11,340

PP&E, Net	15,680	16,367
Operating Lease right-of-use assets	2,210	2,452
Goodwill & Intangibles	4,488	4,637
Total Assets	$34,739	$34,796

Liabilities and Shareholders' Equity

Accounts Payable	$911	$955
Commodities Payable	1,444	825
Accruals	1,625	1,137
Leases, Current	458	426
Debt, Current	3,865	2,483
Total Current Liabilities	$8,303	$5,826

Leases, Not Current	2,131	2,443
Debt, Not Current	47	3,107
Warrant Liability	647	-
Total Liabilities	$11,128	$11,376

Preferred Stock	75	112
Common Stock	325,991	322,218
Accumulated Deficit	(302,455)	(298,910)
Total Shareholders’ Equity	$23,611	$23,420

Total Liabilities and Shareholders’ Equity	$34,739	$34,796

RiceBran Technologies
Net Cash and Net Debt Reconciliation (Unaudited) (Non-GAAP)
(in $000)

	Period Ended
	9/30/21	12/31/20

Cash and Cash Equivalents	$6,188	$5,263
Less: Total Debt, Current and Non-current	3,912	5,590
Net Cash (Debt)	$2,276	$(327)